Exhibit 99.1

Investor Relations

John Wright

Director, Investor Relations

(952) 887-8865

Media Relations

Connie Kotke

Manager, Corporate Communications

(952) 887-8984, pr@toro.com

www.thetorocompany.com

For Immediate Release

The Toro Company Announces Public Offering Of Senior Notes

BLOOMINGTON, Minn. (April 24, 2007) – The Toro Company (NYSE: TTC) today announced that it has agreed to sell $125 million aggregate principal amount of 6.625% unsecured senior notes due May 1, 2037 in an underwritten public offering.  Toro intends to use the proceeds of the offering to pay at maturity its $75 million outstanding principal amount of 7.125% notes due June 15, 2007, as well as for general corporate purposes.  The offering is expected to close on April 26, 2007.

Banc of America Securities LLC is acting as sole book-running manager for this offering.  Co-managers for this offering include SunTrust Robinson Humphrey, BMO Capital Markets, Piper Jaffray, Wells Fargo Securities and BNY Capital Markets, Inc.

This offering was made pursuant to a registration statement filed with the Securities and Exchange Commission on April 23, 2007, which has become effective.  A copy of the prospectus and the related prospectus supplements may be obtained from Banc of America Securities LLC, 9 West 57th Street, 6th floor, New York, New York 10019, by telephone at (800) 294-1322, or prospectus_distributions@bofasecurities.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes or any other security.  Any such offers, or solicitations to buy, will be made solely by means of a prospectus and related prospectus supplements filed with the Securities and Exchange Commission.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of outdoor beautification products, support services and integrated solutions.

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Safe Harbor

Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties that may affect the company’s operating results or overall financial position at the present include: slow growth rates in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; fluctuations in the cost and availability of raw materials, including steel and other commodities; rising costs of transportation; the impact of abnormal weather patterns and natural disasters; level of growth in the golf market; reduced government spending for grounds maintenance equipment due to reduced tax revenue and tighter government budgets; dependence on The Home Depot as a customer for the residential segment; elimination of shelf space for our products at retailers; unforeseen inventory adjustments or changes in purchasing patterns by our customers; market acceptance of existing and new products; increased competition; our ability to achieve the goals for the new three-year growth and profit improvement initiative which is intended to improve our revenue growth and after-tax return on sales; the company’s ability to achieve net sales and net earnings per diluted share growth in fiscal 2007; our increased dependence on international sales and the risks attendant to international operations; interest rates and currency movements including, in particular, our exposure to foreign currency risk; financial viability of distributors and dealers; our ability to successfully achieve our plans for and integrate acquisitions and manage alliances; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; unforeseen product quality problems in the development, production and usage of new and existing products; loss of or changes in executive management; ability of management to manage around unplanned events; the occurrence of litigation or claims, including the previously disclosed pending litigation against the company and other defendants that challenges the horsepower ratings of lawnmowers, of which the company is currently unable to assess whether the litigation would have a material adverse effect on the company’s consolidated operating results or financial condition, although an adverse result might be material to operating results in a particular reporting period.  In addition to the factors set forth in this paragraph, market, economic, financial, competitive, weather, production and other factors identified in Toro’s quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this statement.

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